Ex 99.1

Helius Medical Technologies, Inc. Announces Voluntary De-Listing from Toronto Stock Exchange

NEWTOWN, Pa., August 25, 2021 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (Nasdaq:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced that it has provided written notice to the Toronto Stock Exchange (the “TSX”) regarding the voluntary delisting of its Class A common stock from the TSX.

The Company believes that the trading volume of its shares on the TSX no longer justifies the expense and administrative efforts associated with maintaining this listing, especially given Helius’ listing on The Nasdaq Capital Market (“Nasdaq”). The Company’s listing on Nasdaq provides its stockholders with good liquidity, and the savings in exchange fees, legal fees and managerial time and effort to maintain a dual listing can be redirected into further advancing the business of the Company. Helius anticipates that its Class A common stock will be delisted from the TSX at the close of trading on or about September 9, 2021.

Pursuant to Section 720(b)(i) of the TSX Company Manual, shareholder approval is not required with regards to the voluntary delisting as an alternative market for the shares will exist on Nasdaq.

Stockholders holding shares in Canadian brokerage accounts should contact their brokers to confirm how to trade Helius’ shares on the Nasdaq.

About Helius Medical Technologies, Inc.

Helius is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform including the Portable Neuromodulation Stimulator (PoNSTM). For more information, visit www.heliusmedical.com.

About the PoNSTM Device and PoNS TreatmentTM

The Portable Neuromodulation Stimulator (PoNSTM) is an innovative non-surgical device, inclusive of a controller and mouthpiece, which delivers electrical stimulation to the surface of the tongue to provide treatment of gait deficit. The PoNS device is indicated for use in the United States as a short term treatment of gait deficit due to mild-to-moderate symptoms from multiple sclerosis (“MS”) and is to be used as an adjunct to a supervised therapeutic exercise program in patients 22 years of age and over by prescription only. It is authorized for sale in Canada as a class II, non-implantable, medical device intended as a short term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from MS, and chronic balance deficit due to mild-to-moderate traumatic brain injury (“mmTBI”) and is to be used in conjunction with physical therapy. The PoNSTM is an investigational medical device in Australia (“AUS”) and is currently under premarket review by the AUS Therapeutic Goods Administration.

Investor Relations Contact:

Westwicke on behalf of Helius Medical Technologies, Inc.

Jack Powell, Vice President

investorrelations@heliusmedical.com

Cautionary Note Regarding Forward Looking Statements:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “will,” “goal,” “aim to,” “look forward” and similar expressions. Such forward-looking statements include, among others, statements regarding the planned voluntary delisting of Helius’ Class A common stock from the TSX, the accessibility of and ability to trade the Company’s Class A common stock on the Nasdaq, and the anticipated continued listing of the Company’s common stock on the Nasdaq.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations, including risks detailed from time to time in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.